                                                                     EXHIBIT 5.1

                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York 10022



                              September __, 1999



BlackRock, Inc.
345 Park Avenue
New York, NY  10154

               Re:  BlackRock, Inc.
                    Registration Statement on Form S-1
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to BlackRock, Inc., a Delaware corporation (the "Company"), in relation to the initial public offering by the Company of up to 10,350,000 shares (including 1,350,000 shares subject to an over-allotment option) (the "Shares") of the Company's class A common stock, par value $0.01 per share (the "Common Stock").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-78367) as filed with the Securities and Exchange Commission (the "Commission") on May 13, 1999 under the Act; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on August 19, 1999; (iii) Amendment No. 2 to the Registration Statement as filed with the Commission on August 26, 1999; (iv) Amendment No. 3 to the Registration
Statement as filed with the Commission on [        ] (such Registration
Statement, as so amended, being hereinafter referred to as the "Registration State-
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BlackRock, Inc.
September __, 1999
Page 2

ment"); (v) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc., Prudential Securities Incorporated and Salomon Smith Barney, Inc., as representatives of the several U.S. underwriters named therein (the "U.S. Underwriters"), and Merrill Lynch International, Goldman Sachs International, Lehman Brothers International, Prudential-Bache Securities and Salomon Smith Barney International, as the several international underwriters (the "International Underwriters" and together with the U.S. Underwriters, the "Underwriters") to be filed as an exhibit to the Registration Statement; (vi) a specimen certificate representing the Common Stock; (vii) the form of Amended and Restated Certificate of Incorporation of the Company, filed as an exhibit to the Registration Statement (the "Restated Certificate of Incorporation"); (viii) the Bylaws of the Company, filed as an exhibit to the Registration Statement;
(ix) certain resolutions of the Board of Directors of the Company, dated May
10, 1999; (x) certain resolutions of the Board of Directors of the Company,
dated [       ], and the Action by Written Consent of the shareholders of the
Company, dated [      ], relating to the Restated Certificate of Incorporation;
and (xi) drafts of certain resolutions (the "Draft Resolutions") of the Pricing Committee of the Board of Directors of the Company (the "Pricing Committee"), relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified,
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BlackRock, Inc.
September __, 1999
Page 3

we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware; (iii) the Draft Resolutions have been adopted by the Pricing Committee; (iv) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Pricing Committee in accordance with the Draft Resolutions; (v) the Underwriting Agreement has been duly executed and delivered; and (vi) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                              Very truly yours,